MGT

MGT Capital Investments, Inc.

BUILDING VALUE THROUGH IP ACQUISITION

June 2012

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: successful execution of acquisition and growth strategies; ability to raise additional capital; the outcomes of litigation; general economic conditions; and other risks and uncertainties described in the Company's periodic filings with Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward- looking statements to reflect events or circumstances after the date they are made.

Investment Profile:

MGT Capital Investments, Inc. NYSE-MKT: MGT.BC

- MGT Capital Investments and its subsidiaries are engaged in the business of monetizing intellectual property.
- Patent acquisition strategy designed to obtain control of assets with a focus on risk mitigation and large potential upside. First property provides large recovery estimate from infringement by casinos and slot machine manufacturers.
- Majority-owned subsidiary, Medicsight, Ltd., is a medical technology company with operations and global patent portfolio of imaging software and hardware devices. Regulatory approvals include CE Mark and U.S. FDA clearance.
- Large insider ownership aligns interest of management and stockholders.
- Cash-rich balance sheet and access to additional capital has MGT well-positioned for additional acquisitions.

Corporate Snapshot

Stock Symbol/Price: NYSE-MKT: MGT.BC / $5.88

Shares Outstanding: 2.1 million

- plus 1.2 million shares from Convertible Notes @ $3.00,
- plus 1.3 million shares from Warrants @ $3.25 average
- Insider ownership = 44%

# of Shareholders: 700

Stock Range (last 90 days): $1.31 to $6.50

Liquidity (average last 90 days): 53,000 shares/day

Market Cap: $12.4 million; fully-diluted = $27 million

Cash/Debt: $5.7 million / $3.5 million

- Fully-diluted Pro-Forma Cash/Debt: $14 million / Zero
- Enterprise Value: $7 million; fully-diluted = $13 million

Global Patent Portfolio: 13 issued, 19 pending

ALL DATA AS OF 6/22/12

Peer Group Analysis

COMPANY	52-WEEK RANGE	CURRENT PRICE	MARKET CAP	EXCHANGE
neonode (NEON)	$2.85-$6.64	$6.47	$213M	Nasdaq CM
Vringo (VRNG)	$0.68-$4.63	$3.30	$185M	NYSE MKT
Star Scientific, Inc. (CIGX)	$1.50-$5.05	$4.06	$592M	Nasdaq GM
VirnetX (VHC)	$11-$42	$33.80	$1.6B	NYSE MKT
AUGME TECHNOLOGIES (AUGT)	$1.17-$4.32	$1.74	$165M	OTC-BB

Our Path in 2012:

To Enhance Shareholder Value

MGT seeks to build out its IP portfolio by enacting a three-part strategy:

- ✓ **Assess:** Seek out large market IP opportunities via extensive research and analysis
- ✓ **Acquire:** Secure controlling interests for modest cash/stock outlays
- ✓ **Monetize:** Bring in industry leading counsel and advisors to assist in monetizing assets

Objective: Increase IP value per MGT share

> *"The field of intellectual property presents a rich landscape of prospective acquisition targets with outstanding risk/reward characteristics. We have identified several such prospects..."*
>
> *Robert Ladd/CEO*

Corporate Structure

MGT Capital Investments, Inc.

MGT Gaming, Inc.

MEDICSIGHT®
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MGT Gaming Focus

- Approximately 1 million gaming machines in the U. S. with $36 billion in revenue.*
- Competition amongst manufacturers for placement drives innovation – anticipating strong demand for Premium Participation Market Games.
- Revenue Sharing Model (Lease) for Premium Participation Market Games - potential multi-billion dollar opportunity and our focus.

*SOURCE: *LOS ANGELES TIMES* 5/19/12; EXCLUDES TRIBAL CASINOS



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Gaming Patent Acquisition

- MGT Gaming, Inc: created May 2012 to acquire U.S. Patent #7,892,088. MGT owns majority stake.
- Titled: "Gaming Device Having a Second Separate Bonusing Event."
- The invention specifically relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent in February 2011; the corresponding patent application was filed in October 2001.
- Retains Nixon & Vanderhye P.C., a nationally ranked IP litigation law firm, to direct the process of enforcing the Company's ownership rights



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Infringement Opportunity

BASE CASE ----

JACKPOT ----


3,000
# of Infringing Machines
10,000
$300
Hold per Machine per Day (pretax)
$500
$325 MIL
Total Infringing Revenue
$1.8 BILLION
8%
Reasonable Royalty Rate
15%
$26 MIL*
Annual Revenue Potential to MGT Gaming
$275 MILLION*

*Present value over patent life estimated at 10X annual figures.

SOURCE: COMPANY AND INDUSTRY ESTIMATES

MEDICSIGHT

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- **Medicsight Ltd.** is a leading developer of computer-aided detection and image analysis software for the medical imaging market. Its FDA-approved (and CE-marked) ColonCAD software automatically highlights suspicious areas on CT scans of the colon, helping radiologists to identify potential disease and early indicators of cancer.
- **Medicsight's CE-marked insufflator device** is designed to inflate the colon to enable better imaging from CT.
- **Medicsight has 12 patents globally.**
- **Medicsight also operates a medical marketing consultancy.**
- **Revenues from Medicsight offset expenses from patent enforcement.**

Summary

A Solid Investment

- MGT is poised to become a leading **patent aggregator.**
- **Cash-rich** balance sheet well-positioned for additional acquisitions.
- Forward-thinking, **experienced** management team aligned with stockholders' interests.
- Initial acquisition focused on potential infringement by **casinos and gaming** manufacturers with high payoff potential; retains Nixon & Vanderhye P.C. to enforce claims.
- **Pipeline** of similar value-creating deals.

Proven Leadership

Robert Ladd/CEO

- Joined MGT in December 2010 as a Director. He was named Interim President and CEO in February 2011, and appointed President and CEO in January 2012.
- Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP.
- Formerly Managing Director at Neuberger Berman LLC, a large international money management firm catering to individuals and institutions.
- 30 years of Wall Street experience; $2.0 million cash invested in MGT (largest shareholder).

Robert Traversa/CFO

- Joined the Company in March 2011 as a senior advisor and was appointed as the Company's Chief Financial Officer in May 2011.
- Formerly senior vice president at Neuberger Berman LLC, a large international money management firm catering to individuals and institutions.
- Senior member of an investment team within the Private Asset Management Division, Neuberger Berman LLC.
- New York State certified public accountant.
- 17 years of Wall Street experience; 7% ownership of MGT acquired for cash.

Contacts

Robert Ladd CEO
914-630-7430
rladd@mgtci.com

Robert Traversa CFO
914-630-7431
rtraversa@mgtci.com

Craig Allison
Corporate Communications
914-630-7429
craig.allison@medicsight.com

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www.mgtci.com

MGT Capital Investments, Inc.